                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             CONDUCTUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                    [LOGO]

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 22, 1997

TO THE STOCKHOLDERS OF CONDUCTUS, INC.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of CONDUCTUS, INC. (the "Company"), will be held on Thursday, May 22, 1997, at 3:00 p.m. local time (the "Annual Meeting"), at the Company's administrative offices located at 965 West Maude Avenue, Sunnyvale, California 94086 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.   To elect directors of the Company;

2. To approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock authorized for issuance from 1,880,000 to 2,080,000 shares and to provide for automatic annual option grants to the non-employee directors of the Company.

3. To approve an amendment to the Company's 1994 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance from 200,000 to 350,000 shares.

4. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997; and

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 24, 1997 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                Charles E. Shalvoy
                                President and Chief Executive Officer

April 16, 1997

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT


ITEM                                                                     PAGE
----                                                                     ----
PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

MATTERS TO BE CONSIDERED AT ANNUAL MEETING  . . . . . . . . . . . . . . . . 3

       PROPOSAL ONE - ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . 3

       PROPOSAL TWO - APPROVAL OF AMENDMENT TO 1992 STOCK
           OPTION/STOCK ISSUANCE PLAN . . . . . . . . . . . . . . . . . . . 4

       PROPOSAL THREE - APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK
           PURCHASE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . 11

       PROPOSAL FOUR - RATIFICATION OF INDEPENDENT AUDITORS . . . . . . . . 15

       OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

OWNERSHIP OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . 16

EXECUTIVE COMPENSATION AND RELATED INFORMATION. . . . . . . . . . . . . . . 18

CERTAIN TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

COMPENSATION COMMITTEE REPORT . . . . . . . . . . . . . . . . . . . . . . . 20

COMPARISON OF STOCKHOLDER RETURN. . . . . . . . . . . . . . . . . . . . . . 22

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934. . . . 22

ANNUAL REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

FORM 10-K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                CONDUCTUS, INC.


                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MAY 22, 1997


The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of CONDUCTUS, INC., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held on May 22, 1997 (the "Annual Meeting"). The Annual Meeting will be held at 3:00 p.m. PST at the Company's administrative offices located at 965 West Maude Avenue, Sunnyvale, California 94086. These proxy solicitation materials were mailed on or about April 16, 1997 to all stockholders entitled to vote at the Annual Meeting.

VOTING
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. On March 24, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meetings 6,845,227 shares of the Company's common stock, $.0001 par value ("Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. Stockholders may not cumulate votes in the election of directors.

Directors are elected by a plurality vote of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Approval of amendments to the Company's 1992 Stock Option/Stock Issuance Plan and 1994 Employee Stock Purchase Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote. Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on proposal.

Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares present or represented and entitled to vote on each such matter. Abstentions with respect to any matter other than election of directors are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, and if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES
You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding these solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by the Company's directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                               CONDUCTUS, INC.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 16, 1997, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                CONDUCTUS, INC.


                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE - ELECTION OF DIRECTORS

GENERAL
The Company currently has seven directors including two directors who will not stand for re-election at the Annual Meeting. All directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The officers serve at the discretion of the Board of Directors (the "Board").

The Board has selected five nominees, all of whom are currently serving as directors of the Company. The names of the persons who are nominees for director and their positions with the Company as of March 24, 1997 are set forth in the table below. Each person nominated for election has agreed to serve, if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and qualified.

NOMINEES FOR TERM ENDING UPON THE 1998 ANNUAL STOCKHOLDERS' MEETING

NOMINEE                      AGE     POSITIONS AND OFFICES HELD WITH THE COMPANY
------------------------------------------------------------------------------------
John F. Shoch, Ph.D.(1)(2)    48     Chairman of the Board
Charles E. Shalvoy            49     President, Chief Executive Officer and Director
Martin Cooper                 68     Director
Robert M. Janowiak            60     Director
Martin A. Kaplan (2)          59     Director
------------------------------------------------------------------------------------

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

BUSINESS EXPERIENCE OF DIRECTORS
DR. SHOCH has served as Chairman of the Board of the Company since its inception in 1987. As a founder of Conductus, Dr. Shoch served as President from 1987 to 1988. Since 1985, he has been a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984, a venture capital investment fund and a principal stockholder of the Company. Dr. Shoch is also a director at Red Brick Systems, and Remedy Corporation, both software companies. Dr. Shoch holds a B.S. in political science and an M.S. and Ph.D. in computer science from Stanford University.

MR. SHALVOY joined the Company in June 1994 as President, Chief Executive
Officer and Director.   From 1988 to 1994, he was President and Chief
Operating Officer of Therma-Wave, Inc., a manufacturer of semiconductor
production equipment.   Prior to that, he was employed by Aehr Test Systems
and Raychem Corporation in a variety of senior management positions. Mr. Shalvoy holds a B.S. in Mechanical Engineering from the University of Notre Dame and a M.B.A. from Stanford University.

MR. COOPER has served as Director of the Company since January 1995. Since 1992, Mr. Cooper has served as Chairman and Chief Executive Officer of ArrayComm, Inc., a company he co-founded that manufactures intelligent antennas for wireless applications. Previously he was co-founder, Chairman, Chief Executive Officer and President of Cellular Business Systems, Inc., a provider of management information software to the cellular industry that was purchased by Cincinnati Bell in 1983. Mr. Cooper worked for 29 years at Motorola Inc., where he started out as a Senior Development Engineer in 1954 and advanced to Corporate Director of Research and Development in 1983. Mr. Cooper earned a B.S. and M.S. in Electrical Engineering from the Illinois Institute of Technology.

MR. JANOWIAK has served as Director of the Company since December 1996.
Since 1982, he has served as the Executive Director of the International Engineering Consortium. Prior to that, he was President of Federal Signal Corporation's Signal Group, a provider of public safety products and systems.
 Mr. Janowiak also held positions with ITT Research and Rockwell where he advanced to Vice-President, General Manager of the Information Products Division. Mr. Janowiak earned a B.S.E.E. from the University of Illinois, an M.S.E.E. from Illinois Institute of Technology and a M.B.A. from the University of Chicago.

                                CONDUCTUS, INC.


MR. KAPLAN has served as Director of the Company since July 1996. Since 1995, he as served as President - Network Services Group of Pacific Bell, a Regional Bell Operating Company. Mr. Kaplan has worked for Pacific Bell for 37 years, in various senior management positions. Mr. Kaplan earned a B.S. in Engineering from California Institute of Technology.

There are no family relationships among executive officers or directors of the Company.

BOARD COMMITTEES AND MEETINGS
During the fiscal year ended December 31, 1996, the Board held six meetings. The Board has an Audit Committee and a Compensation Committee but does not have a nominating committee. Each of the directors attended or participated in 80% or more of the total meetings of the Board and of the committee(s) on which he served during the past fiscal year, except for Mr. Anderson who attended two Board meetings during the year.

The Audit Committee currently consists of two directors, Dr. Shoch and Mr. Sun. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held two meetings during the last fiscal year. Anthony Sun did not seek re-election as a director and therefore leaves the Audit Committee effective as of the Annual Meeting.

The Compensation Committee currently consists of two directors, Dr. Shoch and Mr. Kaplan, is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the authority to administer the Company's 1992 Stock Option/Stock Issuance Plan, as amended, and make option grants thereunder. The Compensation Committee held three meetings during the last fiscal year.

DIRECTOR COMPENSATION
In January 1992, each non-employee director was granted a non-qualified stock option to purchase Common Stock (at an exercise price of $8.00 per share) as follows: Dr. Shoch - 7,813 shares; and Mr. Sun - 4,688 shares. Each of the options was canceled in August 1992 in exchange for a new option to purchase the same number of shares of Common Stock at an exercise price of $0.56 per share. In January 1995, non-employee directors were granted options, under the Automatic Grant Program of the Company's 1992 Stock Option/Stock Issuance Plan, as follows: Mr. Cooper - 15,000 shares; Dr. Shoch - 15,000 shares and Mr. Sun - 15,000 shares. Each new Option was granted at an exercise price of $4.93 per share. In July and December 1996, Mr. Kaplan and Mr. Janowiak were granted non-qualified stock options to purchase 15,000 shares of Common Stock at an exercise price of $11.25 and $6.56 per share under the Automatic Grant Program. Additionally, in October 1996, each non-employee director was granted options, under an amendment to the Annual Automatic Grant Program, as follows: Mr. Cooper; Mr. Kaplan; Dr. Shoch and Mr. Sun each received 3,000 shares. Each new option was granted at an exercise price of $8.00 per share. For details concerning these options, see "Proposal Two - Approval of Amendment to 1992 Stock Option/Stock Issuance Plan." Except for the foregoing option grants and for reimbursement of certain expenses in connection with attendance at Board and committee meetings, directors receive no compensation for attending meetings of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

              PROPOSAL TWO - APPROVAL OF AMENDMENT TO 1992 STOCK
                        OPTION/STOCK ISSUANCE PLAN

Stockholders are being asked to vote on a proposal to approve amendments to the Company's 1992 Stock Option/Stock Issuance Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance pursuant to the Plan by 200,000 shares and to provide for automatic annual option grants covering 3,000 shares to the non-employee directors of the Company. The Board believes it is necessary to increase the number of shares available for issuance under the Plan in order to allow the Company to continue using equity incentives to attract and retain the services of key individuals essential to the Company's long-term success. The Board also considers it

                                CONDUCTUS, INC.


necessary to enhance the compensation of directors, who receive no cash retainers or fees, in order to attract and retain qualified directors and provide equity incentives that align their interests with those of the stockholders. The Board approved the amendments that are the subject of this Proposal Two in October 1996.

The following is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal executive offices.

EQUITY INCENTIVE PROGRAMS
The Plan includes three separate equity incentive programs: (i) a Discretionary Option Grant Program, under which eligible individuals may be granted options to purchase shares of Common Stock, (ii) an Automatic Option Grant Program under which non-employee Board members are automatically granted options to purchase shares of Common Stock, and (iii) a Stock Issuance Program, under which eligible individuals may be issued shares of Common Stock directly, through the immediate purchase of the shares or as a bonus tied to the performance of services or the Company's attainment of financial objectives.

Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements.

SHARE RESERVE
2,080,000 shares of Common Stock have been reserved for issuance over the ten
(10) year term of the Plan, including an increase of 200,000 shares, which remains subject to stockholder approval of this Proposal Two.

The issuable shares may be made available from either the Company's authorized but unissued shares of Common Stock or from re-acquired shares of Common Stock, including shares re-purchased by the Company on the open market. Should an option (including outstanding options incorporated into the Plan from the predecessor plans) expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation and re-grant provisions of the Plan), the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the Plan and all share issuances under the Plan, whether or not the shares are subsequently re-acquired by the Company pursuant to its repurchase rights under the Plan, will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance.

No individual participating in the Plan may be granted stock options and direct stock issuances for more than 240,000 shares of Common Stock in the aggregate over the remaining term of the Plan. Options granted prior to January 1, 1994, will not be taken into account for purposes of determining the 240,000 share limit.

As of March 24, 1997, options covering 1,300,860 shares were outstanding under the Plan, and 397,288 shares remained available for future option grant (assuming approval of Proposal Two). The expiration dates for all such options range from September 1997 to March 2007.

PLAN ADMINISTRATION
The Plan is administered by a committee (the "Committee") comprised of two or more non-employee Board members appointed by the Board. The Committee will have discretion (subject to the provisions of the Plan) to authorize stock option grants and direct stock issuances.

ELIGIBILITY
Officers, directors, other key employees and independent consultants and advisors to the Company (or any parent or subsidiary company) will be eligible to participate in the Plan. Non-employee members of the Board will only be eligible to receive options granted pursuant to the Automatic Option Grant Program of the Plan.

As of March 24, 1997, it was estimated that seven executive officers, four directors and 129 other key employees were eligible to participate in the Plan.

VALUATION
The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date on the Nasdaq Stock Market. If there is no reported selling price for such date, then the

                                CONDUCTUS, INC.


closing selling price for the last previous date for which such quotation exists will be determinative of fair market value. The fair market value of Common Stock on March 24, 1997, as reported on the Nasdaq Stock Market, was $7.25 per share.

DISCRETIONARY OPTION GRANT PROGRAM
Under the Discretionary Option Grant Program, the exercise price per share of Common Stock subject to an incentive stock option will not be less than 100% of the fair market value per share on the grant date. The exercise price per share of the Common Stock subject to a non-statutory option may not be less than 85% of such fair market value on the grant date. No option will have a maximum term in excess of ten years measured from the grant date. The Committee has discretion to grant options (i) which are immediately exercisable for vested shares, (ii) which are immediately exercisable for unvested shares subject to the Company's repurchase rights or (iii) which become exercisable in installments for vested shares over the optionee's period of service.

The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised for vested shares through a same-day sale program pursuant to which the purchased shares are to be sold immediately and a portion of the sale proceeds is to be applied to the payment of the exercise price for those shares on the settlement date.

Any option held by the optionee at the time of cessation of service will normally not remain exercisable beyond the limited period designated by the Committee at the time of the option grant. During that period, the option will generally be exercisable only for the number of shares in which the optionee is vested at the time of cessation of service. For purposes of the Plan, an individual will (except to the extent otherwise specifically provided in the Option or Issuance Agreement) be deemed to continue in service for so long as that person performs services on a periodic basis for the Company or any parent or subsidiary corporations, whether as an employee, a non-employee member of the Board or an independent consultant or advisor. The Committee may extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

Any unvested shares of Common Stock will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in these shares. The Committee will have complete discretion in establishing the vesting schedule for any such unvested shares and will have full authority to cancel the Company's outstanding repurchase rights with respect to these shares in whole or in part at any time.

The optionee is not to have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

One or more officers of the Company may be granted limited stock appreciation rights in connection with their option grants. Any option with such a limited stock appreciation right in effect for at least six months will automatically be canceled, to the extent such option is at the time exercisable for fully vested shares, upon the successful completion of a hostile tender offer for securities possessing 50% or more of the combined voting power of the Company's outstanding securities. In return for the canceled option, the officer will be entitled to a cash distribution from the Company in an amount per vested share of Common Stock subject to the canceled option equal to the excess of (i) the price per share of Common Stock paid in such hostile tender offer over (ii) the option exercise price.

The Committee will have the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the predecessor plans) which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

AUTOMATIC OPTION GRANT PROGRAM

The Automatic Option Grant Program under the Option Plan authorizes the grant of non-statutory options to purchase shares of Common Stock to non-employee Board members. Each non-employee Board member who first becomes a non-employee Board member at any time on or after January 23, 1995 shall automatically be granted at the time of such initial election an option to purchase 15,000 shares of Common Stock. Additionally, under the

                                CONDUCTUS, INC.


amendment being submitted to the stockholders for approval, the Automatic Option Grant Program includes annual grants of options to purchase 3,000 shares of Common Stock to non-employee Board. Four non-employee Board members received an option for 3,000 shares of Common Stock during 1996 as a result of the amendment.

The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant. The option prices for purchased shares will be payable in cash or shares of Common Stock held for at least six months, or through a same-day sale program.

Automatic option grants have a term of ten (10) years from the date of grant and will be immediately exercisable. However, the Company will have repurchase rights with respect to nonvested shares purchased under the options. In the case of a director's initial grant, 20% of the shares vest one year after the date of grant, and the remaining shares vest in 48 equal monthly installments over the following four years. In the case of the annual grants, 33.3% of the shares vest one year after the date of grant, and the remaining shares vest in 24 equal monthly installments of the following two years.

If the optionee ceases to serve as a Board member, the option may be exercised to the extent then exercisable and within its term for a period of three months after the date of cessation (12 months if due to disability, and three years if due to death). In the case of death, the option may be exercised within such period by the estate or heirs of the optionee.

In the event of any Corporate Transaction (as defined below), each outstanding option shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, be exercisable for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each Automatic Option Grant under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

In connection with any Change in Control of the Company (as defined below), each outstanding option shall automatically vest in full so that each such option shall immediately prior to the specified effective date for the Change in Control be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain fully exercisable until the expiration or sooner termination of the option term or the cash-out of the option pursuant to a Hostile Take-Over.

Upon the occurrence of a Hostile Take-Over, the optionee shall have a 30 day period in which to surrender to the Company each Automatic Option Grant held by him or her under this Plan for a period of at least six months. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five days following the surrender of the option to the Company. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

STOCK ISSUANCE PROGRAM
Shares may be sold under the Stock Issuance Program at a price per share not less than 85% of fair market value, payable in cash or through a promissory note payable to the Company, or as a bonus for past services. Shares issued under the Stock Issuance Program may either be vested upon issuance or subject to a vesting schedule tied to the participant's period of service or the attainment of designated performance goals. Unvested shares will be subject to certain transfer restrictions and to repurchase or cancellation by the Company upon either the participant's cessation of service prior to vesting in those shares or the non-attainment of the applicable performance goals. The Committee has discretion to accelerate the vesting of any issued shares in whole or in part at any time. Individuals holding shares under the Stock Issuance Program will have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

                                CONDUCTUS, INC.


                               GENERAL PROVISIONS

OPTION/VESTING ACCELERATION.
Outstanding options under the Plan may become immediately exercisable in full, and unvested shares issued under the Plan may become fully vested, in the event of certain changes in the ownership or control of the Company. The transactions which may trigger such option/vesting acceleration are as follows:

CORPORATE TRANSACTION: any one of the following stockholder approved transactions (a "Corporate Transaction"):

     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

     the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to the merger.

CHANGE IN CONTROL: a change in ownership or control of the Company effected through either of the following transactions (a "Change in Control"):

     any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

     a change in the composition of the Board over a period of twenty-four
     (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

Following a Corporate Transaction, all outstanding options become exercisable in full, except that options generally do not accelerate if they are assumed by the successor corporation, if the successor corporation substitutes comparable options to purchase its own stock, or if the successor corporation substitutes a comparable cash incentive program based on the option spread at the time of the Corporate Transaction. Upon the consummation of the Corporate Transaction, all outstanding options will terminate if they are not assumed by the successor corporation. In addition, in the event of a Corporate Transaction, all shares that remain subject to the Company's right of repurchase right is assigned to the successor corporation.

In the event of a Change in Control, the Committee, at its discretion, may accelerate any outstanding options and vest any shares that remain subject to the Company's right of repurchase. The Committee may also determine that the acceleration will occur only if the optionee's service terminates within a specified period after the Change in Control.

The acceleration of options or vesting of shares in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

HOSTILE TAKE-OVERS
One or more officers of the Company may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in connection with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right in effect for at least six months shall automatically be canceled, to the extent such option is at the time exercisable for fully-vested shares of

                                CONDUCTUS, INC.


Common Stock. The Optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the canceled option (or canceled portion of such option) over (ii) the aggregate exercise price payable for such shares. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires beneficial ownership, within the meaning of Rule 13d-3 of the 1934 Act, of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept and (ii) more than 50% of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

The Take-Over Price per share shall be deemed to be equal to the greater of
(a) the fair market value per share on the date of cancellation, as determined pursuant to the regular valuation provisions of the Plan, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the canceled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

CHANGES IN CAPITALIZATION
In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan, and
(iii) the number and/or class of shares for which any one individual may be granted stock options and direct share issuances in the aggregate over the term of the Plan.

FINANCIAL ASSISTANCE
The Committee may institute a loan program in order to assist one or more optionees in financing their exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program. The form in which such assistance is to be made available (including loans or installment payments) and the terms upon which such assistance is to be provided will be determined by the Committee. However, the maximum amount of financing provided any participant may not exceed the amount of cash consideration payable for the issued shares plus all applicable Federal, State and local income and employment taxes incurred in connection with the acquisition of the shares. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Committee, over the participant's period of service.

AMENDMENT AND TERMINATION
The Board may amend or modify the Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of existing optionees or holders of unvested shares without their consent. In addition, the Board may not without the approval of the Company's stockholders (i) materially increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any one individual may be granted options or direct stock issuances, except to reflect certain changes in the Company's capital structure, (ii) materially modify the eligibility requirements for option grants or share issuances, or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

The Board may terminate the Plan at any time, and the Plan will in all events terminate on January 10, 2002. Each stock option or unvested share issuance outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant or issuance.

                                CONDUCTUS, INC.


                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS
Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then generally the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will generally be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee, if he or she is our employee, will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Internal Revenue Code apply to the acquisition of
unvested   shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

    If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

    The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will generally be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS
An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

                                CONDUCTUS, INC.


DIRECT STOCK ISSUANCES
The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

PARACHUTE PAYMENTS.
If the exercisability of an option or stock appreciation right is accelerated as a result of a change of control, all or a portion of the value of the option or stock appreciation right at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments exceed three times an employee's average compensation for the five tax years preceding the change of control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

LIMITATION OF DEDUCTIONS FOR EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation that is otherwise deductible for tax years beginning after 1993 with respect to the Company's Chief Executive Officer or any of the four other most highly compensated officers to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions and amounts payable pursuant to written binding contracts in effect on February 17, 1993.

The Company believes that options and appreciation rights granted pursuant to the Option Plan with an exercise price of 100% of fair market value will qualify for the performance based-compensation exception and that options granted before February 17, 1993 will qualify for the pre-existing binding contract exception. Under the regulations, options or appreciation rights that are intended to qualify as performance-based compensation must be granted with an exercise price of 100% of fair market value, pursuant to a stockholder approved plan that includes a limit on the number of shares for which a single individual may receive options.

NEW PLAN BENEFITS
To date no options have been granted or shares awarded on the basis of the 200,000-share increase which is the subject of this Proposal Two. Because the Plan is discretionary, benefits to be received by individual optionees are not determinable. However, should an individual be elected to the Board, he or she will receive an option grant to purchase 15,000 shares under the Automatic Option Grant Program on the date of his initial election or appointment and will receive an annual option grant covering 3,000 shares thereafter.

VOTE REQUIRED FOR STOCKHOLDER APPROVAL OF THE AMENDMENTS
The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote on Proposal Two at the Annual Meeting is required for approval of the amendments to the Plan. Should such stockholder approval not be obtained, then the amendments to the Plan will not become effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE PLAN.

       PROPOSAL THREE - APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK
                        PURCHASE PLAN

GENERAL
At the Annual Meeting, stockholders will be asked to approve an Amendment to the Conductus, Inc. 1994 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock authorized for global issuance pursuant to the ESPP by 150,000 shares. The Board believes it is necessary to increase the number of shares available for issuance under the ESPP in order to allow the Company to use this equity incentive to attract and retain employees. The ESPP was approved by stockholders in 1995. The ESPP, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). The following summary of certain ESPP provisions is qualified, in its entirety, by reference to the ESPP. Copies of the ESPP document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Sunnyvale, California.

                                CONDUCTUS, INC.


PURPOSE
The purpose of the ESPP is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions.

The ESPP is intended to benefit the Company as well as its stockholders and employees. The ESPP gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the ESPP.

ADMINISTRATION
The ESPP is administered by a committee appointed by the Board (the
"Committee").

All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the ESPP shall be held in a non-interest bearing account.

SHARES AND TERMS
The stock subject to awards granted under the Plan is the Company's authorized but unissued or reacquired Common Stock. The aggregate maximum number of shares of Common Stock that may be subject to awards under the ESPP, if amended, will be 350,000, adjusted as described in the "Adjustment" section of this description. The market value of the Company's Common Stock as reported on the Nasdaq Stock Market as of March 24, 1996, was $7.25 per share.

Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.

ADJUSTMENTS
If any change in the Common Stock occurs (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change of corporate structure or otherwise), by the Company, appropriate adjustments shall be made to the class and maximum number of shares subject to the ESPP, to the class and maximum number of shares purchasable by each participant per purchase period, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

ELIGIBILITY
Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week for more than five months per calendar year is eligible to participate in the ESPP upon completion of 90 days of service. As of March 24, 1997, approximately 119 employees were eligible to participate in the ESPP.

OFFERING PERIODS
The ESPP is implemented by successive offering periods of a duration determined by the Committee. Absent action by the Committee, each offering period will run for period of approximately 12 months, and will be divided into two successive six-month purchase periods. On the first business day in June of each year, a new offering period will commence. However, the Committee may, in its discretion, vary the beginning date and ending date of an offering period prior to it commencement, provided no offering period shall exceed 27 months in length.

The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each six-month purchase period.

PURCHASE PRICE
The purchase price per share under the ESPP is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period, (or, if the participant joins an offering period after the first day of the offering period, the greater of 85% of the fair market value per share on either (A) first day of the offering period, or (B) the day the participant joins the offering period), or (ii) the fair market value of a share of Common Stock on the last day of the applicable six-month purchase period. Generally, the fair market value of the Common

                                CONDUCTUS, INC.


Stock on a given date is the closing sale price of the Company's Common Stock, as reported on The Nasdaq National Market System.

LIMITATIONS
The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations.

2. In no event shall a participant be permitted to purchase during any purchase period more than 2,500 shares.

3. The right to purchase Common Stock under the ESPP (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS
Payment for shares by participants shall be in such manner and at such time as the Committee shall determine. Generally, the purchase price is accumulated by after-tax payroll deductions during the offering period. The deductions may not exceed 10% of a participant's compensation paid during a purchase period. Compensation for this purpose will include total cash earnings paid by a Participating Company, including bonuses, overtime and commissions and elective contributions that are not includable in income under Internal Revenue Code Sections 125, 401(k), 401(h) or 403(b).

The participant will receive a purchase right to purchase up to the number of shares of the Company's Common Stock determined by dividing such participant's payroll deductions accumulated prior to the exercise date by the applicable purchase price (subject to the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Plan.

TERMINATION AND CHANGE TO PAYROLL DEDUCTIONS
A purchase right shall terminate at the end of the 12 month offering period, or earlier if (i) the participant terminates employment, or (ii) the participant elects to withdraw from the ESPP. Any payroll deductions which the participant may have made with respect to terminated purchase right under clause (i) or (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. The Committee may determine, on a uniform basis with respect to a purchase period, that a leave of absence of a certain length shall be deemed a termination of employment.

A participant's payroll deductions may be decreased to 0% in order to comply with Code Section 423(b)(8) if, at any time during a calendar year, the aggregate of all payroll deductions used to purchase Common Stock in the prior purchase period plus all payroll deductions accumulated in the following purchase period equal $21,500. The Committee may provide either
(i) that payroll deductions shall recommence at the rate provided in the participant's subscription agreement at the beginning of the next purchase period, or (ii) that the participant shall be required to file a new enrollment form following such waiting period as the Committee shall specify.

Unless a participant has irrevocably elected otherwise, he or she may increase or decrease his or her deductions twice during a purchase period.

A participant may file a written designation of a beneficiary who is to receive shares and cash if any, credited on behalf of the participant under the ESPP in the event of death. Purchase rights are not assignable or transferable except with respect to a designated beneficiary.

                                CONDUCTUS, INC.


AMENDMENT AND TERMINATION
The ESPP shall continue in effect until the date on which all shares available for issuance under the ESPP shall have been issued unless earlier terminated by the Board in its discretion, or pursuant to a Corporate Transaction.

The Board may at any time alter, amend, suspend or discontinue the ESPP with respect to any shares not subject to purchase rights, provided that, without the approval of the stockholders, no such action may (i) materially increase the benefits accruing to participants under the ESPP, (ii) materially increase the number of shares issuable under the ESPP or to one individual,
(iii) materially modify the eligibility requirements, or (iv) make any change which in the Board's judgment requires stockholder approval under applicable law or regulation.

In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the ESPP immediately following any six-month purchase period. If such right is exercised by the Board, then the ESPP will terminate in its entirety, no further purchase rights will be granted or exercised, and no further payroll deductions will thereafter be collected under the ESPP.

CORPORATE TRANSACTION
In the event of the disposition of substantially all of the assets or outstanding capital stock of the issuer by means of a sale, merger, reorganization or liquidation (a "Corporate Transaction"), each purchase right under ESPP, unless assumed pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof, will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

The grant of purchase rights under the ESPP will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

PRORATION OF PURCHASE RIGHTS
If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the ESPP, the Committee shall make a pro rata allocation of the shares remaining in as near as uniform a manner as shall be practicable and as it shall deem equitable. The Committee shall give written notice to all affected participants.

FEDERAL INCOME TAX CONSEQUENCES
The following is a general description of certain federal income tax consequences of the ESPP. This description does not purport to be complete.

The ESPP is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. In the case of a qualifying offerings no taxable income results to the employee at the time of the grant of the purchase right or upon its exercise. If the employee does not dispose of the purchased shares within two years of the date of the purchase right grant, or within one year of the date the shares are transferred to him or her, the lesser of
(i) the excess of the fair market value of the shares at the time of disposition over the purchase price or (ii) the excess of the fair market value of the shares at the time the purchase right was granted over the purchase price will be treated as ordinary income, with any remaining profit treated as long-term capital gain; any loss will be a long-term capital loss.
 In either case there will be no tax effect upon the Company. If the shares are disposed of before the end of the prescribed holding period (a "disqualifying disposition"), the employee must report as ordinary income, and the Company may deduct from its taxable income, the excess of the fair market value of the Common Stock on the date of exercise over the purchase price; the balance of any gain or loss will be a capital gain or loss to the employee. Upon a disqualifying disposition it is possible for an employee to have both ordinary income and capital loss.

The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchase under the ESPP. Reference should be made to the applicable provisions of the Code.
 In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

NEW PLAN BENEFITS
To date, no shares have been purchased under the ESPP in reliance on the 150,000-share increase that the stockholders are being asked to approve. Because the number of shares purchased depends on the elections made by participants, benefits to be received by individual participants under the ESPP are not determinable.

                                CONDUCTUS, INC.


VOTE REQUIRED FOR STOCKHOLDER APPROVAL OF THE ESPP
The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote on Proposal Three at the Annual Meeting is required for approval of the amendment to the ESPP.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT.


         PROPOSAL FOUR - RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Coopers & Lybrand, L.L.P., independent public auditors for the Company during fiscal year 1996, to serve in the same capacity for the fiscal year ending December 31, 1997, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the selection of Coopers & Lybrand L.L.P.

In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. Such representative will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                             OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                CONDUCTUS, INC.


                             OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 24, 1997 by (i) all persons who are beneficial owners of 5% or more of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) the Company's Chief Executive Officer and each of the three other most highly paid current executive officers and (iv) all current directors and executive officers as a group.

5% STOCKHOLDERS, DIRECTORS, EXECUTIVE OFFICERS         SHARES BENEFICIALLY           PERCENT BENEFICIALLY
& EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP               OWNED (1)                      OWNED (2)
---------------------------------------------------------------------------------------------------------
Hewlett-Packard Company ("H-P")(3)                           558,212                         8.2%
   3000 Hanover Street
   Palo Alto, CA 94304
Asset Management Associates 1984(4)                          351,851                         5.1%
   2275 East Bayshore Road
   Suite 150
   Palo Alto, CA 94303
Vanguard Explorer Fund, Inc.(5)                              400,000                         5.8%
   11 East Chase Street, Suite 9-E
   Baltimore, MD 21202-000
John F. Shoch (6)                                            383,393                         5.6%
Anthony Sun (7)                                               36,429                         *
Richard W. Anderson (8)                                         -                            -
Martin Cooper (9)                                             18,000                         *
Robert M. Janowiak (10)                                       15,000                         *
Martin J. Kaplan (11)                                         18,000                         *
Charles E. Shalvoy (12)                                      313,176                         4.4%
Duncan MacMillan (13)                                        104,334                         1.5%
Randy W. Simon (14)                                           94,751                         1.4%
William J. Tamblyn (15)                                       65,376                         *
All directors and officers as a group (11 persons) (16)    1,048,459                        14.0%
---------------------------------------------------------------------------------------------------------

Notes
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes sole or shared voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 24, 1997 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not outstanding for purposes of computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Percentage of beneficial ownership is calculated assuming 6,845,227 shares of Common Stock were outstanding on March 24, 1997. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of March 24, 1997, including but not limited to the exercise of an option; however such Common Stock shall not be deemed outstanding for the purposes of computing a percentage owned by any other individual or entity.

(3)  See Note (8)

(4) Includes 351,581 shares held by Asset Management Associates 1984. Dr. Shoch, a director of the Company, is a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984. Dr. Shoch disclaims beneficial ownership of the shares held by Asset Management Associates 1984 except to the extent of his pecuniary interest therein. Messrs. Franklin P. Johnson, Jr. and Craig C. Taylor are the other general partners of Asset Management Company and may be deemed beneficial owners of shares owned by Asset Management Associates 1984.

                                CONDUCTUS, INC.


(5)  This information is solely based on 13G filed February 1997.

(6) Includes 6,000 shares held and 25,812 shares issuable upon exercise of an immediately exercisable option held by Dr. Shoch and 351,581 shares held by Asset Management Associates 1984, as to which Dr. Shoch disclaims beneficial ownership except to the extent of his pecuniary interest therein. See Note (4).

(7) Includes 13,742 shares held and 22,687 shares issuable upon exercise of an immediately exercisable option held by Mr. Sun.

(8) Does not include shares held by H-P, of which Mr. Anderson is Vice-President and General Manager of the Microwave and Communications Group. Mr. Anderson disclaims beneficial ownership of the shares beneficially owned by H-P. See Note (3).

(9) Includes 18,000 shares issuable upon exercise of an immediately exercisable option held by Mr. Cooper.

(10) Includes 15,000 shares issuable upon exercise of an immediately exercisable option held by Mr. Janowiak.

(11) Includes 18,000 shares issuable upon exercise of an immediately exercisable option held by Mr. Kaplan.

(12) Includes 38,176 shares held and 275,000 shares issuable upon exercise of immediately exercisable options, of which 190,003 are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Mr. Shalvoy remains in the service of the Company.

(13) Includes 4,334 shares held and 100,000 shares issuable upon exercise of immediately exercisable options, of which 51,667 shares are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Mr. MacMillan remains in the service of the Company.

(14) Includes 5,205 shares held and 89,546 shares issuable upon exercise of immediately exercisable options, of which 43,993 shares are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Dr. Simon remains in the service of the Company.

(15) Includes 5,376 shares held and 60,000 shares issuable upon exercise of immediately exercisable options, of which 34,001 shares are subject to a repurchase right in favor of the Company that will lapse in a series of installments so long as Mr. Tamblyn remains in the service of the Company.

(16) Includes 1,048,522 shares in the form of shares held and options exercisable at March 24, 1997. See Notes (6), (7), (8), (9), (10), (11),
     (12), (13), (14) and (15).

                                CONDUCTUS, INC.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE COMPENSATION
The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of its other three most highly compensated executive officers whose compensation was in excess of $100,000 (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company for the fiscal year ended December 31, 1996 (collectively, "Named Officers"). No executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1996 fiscal year have resigned or terminated employment during that fiscal year.

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                                ------------
                                                 ANNUAL COMPENSATION                               AWARDS
                                          ----------------------------------                       ------
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)(1)      BONUS($)          SECURITIES UNDERLYING OPTIONS(#)
-----------------------------------------------------------------------------------------------------------------------
Charles E. Shalvoy, President and CEO     1996       $185,682         $64,600                      50,000
                                          1995        175,011          31,669                          --
                                          1994(2)      94,925          44,250                     250,000
Duncan MacMillan, Vice President          1996        132,127          24,511                          --
                                          1995        125,108          25,388                          --
                                          1994(3)      25,723           7,219                     100,000
Randy W. Simon, Vice President            1996        113,698          23,664                      20,000
                                          1995        105,704          21,612                       8,000
                                          1994         96,620          21,483                          --
William J. Tamblyn, Vice President        1996        108,988          22,591                      10,000
                                          1995         99,750          25,220                      40,000
                                          1994(4)      72,067          21,945                      10,000

(1)  Salary includes amounts deferred pursuant to the Company's 401(k) Plan.

(2)  Includes salary from June 6, 1994 upon commencement of employment.

(3)  Includes salary from October 1, 1994 upon commencement of employment.

(4)  Includes salary from March 1, 1994 upon commencement of employment.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the stock option grants made to each of the Named Officers for the fiscal year ended December 31, 1996.


                                                                                             POTENTIAL REALIZABLE
                           NUMBER OF       PERCENT OF TOTAL                                    VALUE AT ASSUMED
                          SECURITIES       OPTIONS GRANTED      EXERCISE                     ANNUAL RATE OF STOCK
                          UNDERLYING       TO EMPLOYEES IN        PRICE       EXPIRATION    PRICE APPRECIATION FOR
NAME                   OPTIONS GRANTED(#)    FISCAL YEAR        ($/SH)(1)        DATE            OPTION TERM(2)
-------------------------------------------------------------------------------------------------------------------
                                                                                              5%($)          10%($)
                                                                                            -----------------------
Charles E. Shalvoy           50,000             10.62%            $8.00      10/24/06       $251,558       $637,497
Duncan MacMillan                  -              -                 -                -              -              -
Randy W. Simon               20,000              4.25%            11.50       3/14/06        144,646        366,561
William J. Tamblyn           10,000              2.12%            11.50       3/14/06         72,323        183,280

(1) The option granted to Mr. Shalvoy becomes exercisable as follows: 20% upon the completion of the first year of service measured from October 24, 1996 and an additional 1.67% upon the completion of each month of service elapsed thereafter, until the option shall be fully vested upon the completion of the fifth year of service from the vesting date. The options were granted on October 24, 1996, and began vesting on October 24, 1996. The options granted to Mr. Simon and Mr. Tamblyn become exercisable as follows: 20% upon the completion of the first year of service measured from January 1, 1996 and an additional 1.67% upon the completion of each month of service elapsed thereafter, until the option shall be fully

                                CONDUCTUS, INC.


     vested upon the completion of the fifth year of service from the vesting date. The options were granted March 14, 1996, and began vesting on January 1, 1996. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee has the discretionary authority to reprice outstanding options through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(2) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10 year option term will be at the assumed 5% and 10% levels or at any other defined level.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

The following table sets forth information concerning option exercises and option holdings at the end of the 1996 fiscal year with respect to the Named Officers. No options or SARs were exercised during the 1996 fiscal year, nor were any SARs outstanding at the end of such fiscal year.

                           NUMBER OF SECURITIES UNDERLYING                VALUE OF UNEXERCISED IN-
                            UNEXERCISED OPTIONS AT FISCAL                   THE-MONEY OPTIONS AT
NAME                           YEAR END(1996) (#) (1)                      FISCAL YEAR END ($) (2)
------------------------------------------------------------------------------------------------------
                            EXERCISABLE      UNEXERCISABLE            EXERCISABLE        UNEXERCISABLE
                            ------------------------------            --------------------------------
Charles E. Shalvoy             300,000                                  $250,000                   -
Duncan MacMillan               100,000                                   193,750                   -
Randy W. Simon                  69,546                                   256,696                   -
William J. Tamblyn              60,000                                    70,000                   -

(1) Each option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the original exercise price per share, upon the optionee's cessation of service prior to vesting in such shares. As of December 31, 1996, the Company's repurchase right had lapsed with respect to the following number of option shares: Mr. Shalvoy - 99,998; Mr. MacMillan - 43,333; Dr. Simon - 40,523; and Mr. Tamblyn - 21,166.

(2) Calculated on the basis of the fair market value of the Common Stock on December 31, 1996 of $6.50 per share, as reported on The Nasdaq National Market, minus the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS
None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board. However, the Compensation Committee has the authority as administrator of the 1992 Stock Option/Stock Issuance Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
John F. Shoch, who became a member of the Compensation Committee of the Board of Directors in May 1993, is a general partner of AMC Partners 84, which is the general partner of Asset Management Associates 1984, the beneficial owner of more than five percent of the Company's Common Stock. Dr. Shoch served as Chief Executive Officer of the Company from September 1987 until October 1988.

The Company has entered into separate indemnification agreements with its directors and officers. These agreements

                                CONDUCTUS, INC.


require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interest of the Company) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain director's and officers' insurance if available on reasonable terms.

                             CERTAIN TRANSACTIONS
In October 1988, Conductus entered into a five-year Coordinated Research Program Agreement with H-P. In May 1993, Conductus and H-P modified this agreement by entering into a new five-year agreement (the "Current H-P Agreement"). In addition, H-P has made a total equity investment of $6,230,000 in Conductus and beneficially owns more than 5% of the Company's Common Stock. See "Ownership of Securities".

The Current H-P Agreement requires Conductus and H-P to exchange reviews and assessments of Conductus' technical and applications developments, particularly with respect to their potential application to H-P's product lines. H-P has the right to appoint an H-P employee (the "H-P Member") as a member of the Company's Scientific Advisory Board. H-P will jointly own with Conductus any invention by the H-P Member acting pursuant to the Current H-P Agreement or using the Company's confidential information.

Mr. Anderson, Vice President and General Manager of the Microwave and Communication Group at H-P, was nominated for election as a director of the Company in 1992 by H-P pursuant to the equity investment between the Company and H-P. Mr. Anderson will not stand for re-election at the Annual Meeting

                       COMPENSATION COMMITTEE REPORT

Decisions on compensation of the Company's Chief Executive officer, Charles
E. Shalvoy, and its other executive officers are generally made by the Compensation Committee of the Company's Board of Directors. At the time of this report, the Compensation Committee consists of Dr. Shoch and Mr. Kaplan, two of the Company's outside directors. All decisions by the Compensation Committee are reviewed by the full Board of Directors, except for decisions about awards under the Plan, which decisions must be made solely by the Compensation Committee for awards under such plan to satisfy Rule 16b-3 under the 1934 Act. The Compensation Committee has furnished the following report on the 1996 compensation of Charles E. Shalvoy and the Company's other executive officers.

In setting the compensation levels, the Compensation Committee considers the standard practices in the superconductor industry, including data from surveys, as well as the practices of companies with whom the Company competes for executive talent. The Company believes that its total executive compensation package is near the median among its peers making the transition from the development stage, although it is low when compared to companies at a more advanced stage with whom the Company competes for talent.

It is the current philosophy of the Company to keep the base salary of executives between the 25th and 50th percentiles based on the RADFORD ASSOCIATES MANAGEMENT TOTAL COMPENSATION PLAN 1995 - OVERALL COMPANIES LESS THAN $40M (Radford), so that more of their compensation depends on bonuses, which are contingent upon Company and individual performance. The Radford surveys include some but not all companies included in the Graph Index. See "Comparison of Stockholders Return". The executives are thus motivated to enhance stockholder value.

As the Company is just beginning to commercialize products, the Compensation Committee believes that corporate performance is not appropriately measured solely by traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals established by the Compensation Committee and approved by the Board.

Under the Executive Compensation Bonus Plan ("ECP"), an executive's annual incentive award depends on improved revenues, profit/loss results, milestone accomplishments and the executive's specific contribution. The current philosophy of the Company is to keep total compensation including Bonuses for executives between 50th and 75th percentile of the companies in the Radford survey. The performance goals for the Company are derived from the Company's business plans that include critical individual performance targets relating to strategic product positioning, revenue growth, and profit/loss for the fiscal year and key milestones. The ECP is based on a formula comprised of a Company Performance Ratio (CPR) multiple times an Individual Performance Ratio (IPR) multiple. The CPR is based on the ratio of actual versus plan performance for revenues and profit/loss and can range from 50%

                                CONDUCTUS, INC.


to 150%. The IPR is tied to achievement of goals during the year that are established in advance and may have a range from 0% - 130%. Multiplying the two, CPR x IPR then quantifies the executives' bonus based on a predetermined target of 30% to 50% of base salary. The incentive target is set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential cash compensation at risk. If the CPR is 150% and IPR equals 130%, executives can earn up to a maximum of 45% to 75% of their base salaries. The Committee annually reviews and approves specific bonus targets, maximums, and performance criteria for all executives.

STOCK OPTIONS
The Committee grants stock options under the Plan to foster executive ownership and to provide direct linkage with stockholder interests. The Committee considers current levels of equity holdings in the Company, stock options previously granted, industry practices, the executive's accountability levels, and assumed potential stock value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target-gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, potential executive gains parallel those of other stockholders over the long term. Therefore, the stock option program serves as the Company's primary long-term incentive and retention tool for executives and other key employees. The exercise prices of stock options granted to the executive officers are equal to the market value of the stock on the date of grant.

CEO COMPENSATION
Mr. Shalvoy commenced employment with the Company effective June 6, 1994. In general, the factors utilized in determining Mr. Shalvoy's compensation are the same as those applied to the other executive officers in the manner described in the preceding paragraphs, although achievement of Company financial performance goals has a greater impact on his total compensation.

In establishing Mr. Shalvoy's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year. His base salary for the 1996 fiscal year approximates the 40th percentile of reported base salaries for Chief Executive Officers based on Radford.

The annual bonus component of Mr. Shalvoy's compensation package was based on Company financial performance and individual goal achievement, as described under "Annual Bonus" above. Based upon Mr. Shalvoy's IPR and CPR multiples his resultant bonus for 1996 totaled $64,600.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)
Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain of the corporation's executive officers. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1997 will exceed the $1 million limit per officer. The Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee will defer any decision on whether or not to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million limitation, should the individual compensation of any executive officer ever approach that level.

In summary, it is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interest of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                     JOHN F. SHOCH, Ph.D.
                                     Chairman, Compensation Committee

                                     MARTY KAPLAN
                                     Member, Compensation Committee

                                CONDUCTUS, INC.


                       COMPARISON OF STOCKHOLDER RETURN

Notwithstanding anything to the contrary set forth in any of the company's previous fillings under the Securities Act of 1933, as amended (the "1933 Act") or the 1934 Act that might incorporate future filings' including this Proxy in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock together with the cumulative total returns of The Nasdaq National Market, U.S. Index the Hambrecht & Quist Technology Index.


                                 [CHART]


(1) The graph covers the period from August 6, 1993, the date the Company's initial public offering commenced, through the fiscal year ended
     December 31, 1996.
(2) The graph assumes that $100 was invested on August 6, 1993 in the Company's Common Stock and in each index and that all dividends were reinvested.
     No cash dividends have been declared on the Company's Common Stock.
(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
(4)  The performance graph and all of the material in the Compensation
     Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the 1933 Act as or the 1934 Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file certain reports of ownership with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers. Such officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1996 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1996 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to such officers, directors and 10% beneficial owners were complied with on a timely basis, except for Messrs. Kaplan and Nau who filed a Form 3 late.

                                CONDUCTUS, INC.


                                 ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                  FORM 10-K

THE COMPANY FILED AN ANNUAL REPORT ON FORM 10K WITH THE SEC. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, WITHOUT CHARGE, BY WRITING TO WILLIAM J. TAMBLYN, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S EXECUTIVE OFFICES AT 969 WEST MAUDE AVENUE, SUNNYVALE, CALIFORNIA 94086.

                                   THE BOARD OF DIRECTORS

                                   OF CONDUCTUS, INC.

                                CONDUCTUS, INC.


                                 DIRECTIONS TO:

                       ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MAY 22, 1997


FROM SAN FRANCISCO AIRPORT
Follow signs to 101 South - Take 101 South approximately 35 miles to Mathilda Avenue South Exit - Take Mathilda South to Maude Avenue - Turn right onto Maude Avenue - Go down two traffic lights - Conductus' administrative offices are located at 965 West Maude Avenue on the right just before the third stoplight (Macara Avenue).

FROM SAN JOSE AIRPORT
Follow signs to 101 North - Take 101 North approximately 8 miles to Mathilda Avenue South Exit - Take Mathilda South to Maude Avenue - Turn right onto Maude Avenue - Go down two traffic lights - Conductus' administrative offices are located at 965 West Maude Avenue on the right just before the third stoplight (Macara Avenue).

CONDUCTUS, INC.
Annual Meeting of Stockholders, May 22, 1997
This Proxy is Solicited on Behalf of the Board of Directors of Conductus, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 22, 1997 and the Proxy Statement and appoints Charles E. Shalvoy and William J. Tamblyn, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Conductus, Inc., (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at Conductus, Inc., 965 West Maude Avenue, Sunnyvale, California on Thursday, May 22, 1997 at 3:00 p.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE



THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

/ X / Please mark votes as in this example

The Board of Directors recommends a Vote FOR each of the nominees listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR the election of the nominees listed below and FOR the other proposals if no specification is made.

1. To elect the following directors to serve for a term ending upon the 1998 Annual Meeting of stockholders and until their successors are elected and qualified: NOMINEES: Charles E. Shalvoy; John F. Shoch, Ph.D.; Martin Cooper; Robert N. Janowiak; Martin A. Kaplan.

/  /  FOR ALL NOMINEES

/  /  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

/ / FOR ALL NOMINEES, EXCEPT FOR ANY NOMINEE(S) WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ABOVE.

2. To approve an amendment to the Company's 1992 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock authorized from 1,880,000 to 2,080,000.

/  /  FOR     /  /  AGAINST     /  /  ABSTAIN


3. To approve an amendment to the Company's 1994 Employee Stock Purchase Plan to increase the number of shares of common stock authorized from 200,000 to 350,000 common shares.

/  /  FOR     /  /  AGAINST     /  /  ABSTAIN


4. To ratify the appointment of Coopers & Lybrand LLP as the Company's Independent auditors for the fiscal year ending December 31, 1997.

/  /  FOR     /  /  AGAINST     /  /  ABSTAIN


5. To transact such other business as may properly come before the Annual meeting and at any adjournment of postponement thereof.

/  /  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

/  /  MARK HERE IF YOU PLAN TO ATTEND THE MEETING ON MAY 22, 1997


Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature:
Date:

Signature:
Date: